Exhibit 99.7

August 18, 2010

To Each of the Persons Listed on
Schedule A Attached Hereto

Re:           Entergy Arkansas Restoration Funding, LLC
Senior Secured Storm Recovery Bonds
Special Arkansas Counsel – Arkansas Constitutional Issues

Ladies and Gentlemen:

We have acted as special Arkansas counsel to Entergy Arkansas, Inc., an Arkansas Corporation ("EAI"), and Entergy Arkansas Restoration Funding, LLC, a Delaware limited liability company (the "Issuer"), in connection with the issuance and sale on the date hereof by the Issuer of $124,100,000 aggregate principal amount of the Issuer’s Senior Secured Storm Recovery Bonds (the "Bonds").  The Bonds are being sold pursuant to the provisions of the Underwriting Agreement dated August 11, 2010 (the "Underwriting Agreement") among EAI, the Issuer and the underwriters named in Schedule II to the Underwriting Agreement. The Bonds are being issued pursuant to the provisions of the Indenture, dated as of August 18, 2010 as amended and supplemented by the first Series Supplement, dated as of August 18, 2010 (collectively, the "Indenture"), between the Issuer and The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee").  Under the Indenture, the Indenture Trustee holds, among other things, storm recovery property as described below (the "Storm Recovery Property") as collateral security for the payment of the Bonds.  This opinion is being delivered pursuant to Section 9(i) of the Underwriting Agreement.

"Storm Recovery Property" is defined in the applicable provisions of Title 23, Chapter 18, Subchapter 9 of the Arkansas Code (the "Act").1  The Storm Recovery Property was authorized to be created in favor of EAI, pursuant to a financing order issued by the Arkansas Public Service Commission (the "APSC") on June 16, 2010, in Docket No. 10-008-U (the "Order"); and simultaneously with the transfer of such property to the Issuer and the issuance of the Bonds and the Storm Recovery Property was sold and assigned to the Issuer pursuant to the provisions of the Storm Recovery Property Purchase and Sale Agreement dated as of August 18, 2010 between EAI and the Issuer in consideration for the payment by the Issuer to EAI of the proceeds of the sale of the Bonds, net of certain issuance costs.  The Storm Recovery Property includes the right to impose and receive certain "non-bypassable" charges described in the Order (the "Charges").  The Charges constitute "storm recovery charges" as defined in the Act and may be periodically adjusted, in the manner authorized in the Order, in order to enhance the probability that the revenues received by the Issuer from the Charges are sufficient to (i) amortize the Bonds pursuant to the amortization schedule to be followed in accordance with the provisions of the Bonds and the Indenture, (ii) pay interest thereon and related fees and expenses, and (iii) maintain the required reserves for the payment of the Bonds.

The Order was issued in response to an application for its issuance that was filed by EAI with the APSC pursuant to the provisions of the Act.  The Order will become irrevocable as of the date hereof.

Section 23-18-911 of the Act provides:

(a) For purposes of this subsection, the term "bondholder" means a person who holds, owns, or is the beneficial holder or owner of a storm recovery bond.

(b) The state and its agencies, including the Arkansas Public Service Commission, pledge to and agree with bondholders, the owners of the storm recovery property, and other financing parties that the state will not:

(1) Alter the provisions of this section which make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2) Take or permit any action that impairs or would impair the value of storm recovery property; or

(3) Except as allowed under this section, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed in connection with the related storm recovery bonds have been paid and performed in full.

Nothing in this paragraph shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of storm recovery bonds and any assignee or financing party entering into a contract with the electric utility.

(c) Any person or entity that issues storm recovery bonds may include the pledge specified in subsection (b) of this section in the bonds and related documentation.

The provisions of Ark. Code Ann. § 23-18-911(b) shall hereinafter be referred to as the "State Pledge."  As authorized by the foregoing statutory provision and the Order, the language of the State Pledge has been included in the Indenture and in the Bonds.

As used herein, "Transaction Documents" means, collectively, the documents described in Schedule B hereto, and “Transaction” means the transactions contemplated by the Transaction Documents and the Financing Order.

We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and, except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents.

Our clients have requested that we provide you with our reasoned opinion as to:

1.
whether the holders of the Bonds (the "Bondholders") could challenge successfully under the "contract clause" of the Arkansas Constitution (Article 2, Section 17 (the "Arkansas Contract Clause")) the constitutionality of any legislation passed by the Arkansas General Assembly (the "Legislature") which becomes law, or any constitutional amendment or initiated act approved by the voters of the State in exercising their powers of initiative or referendum, or any action of the APSC exercising legislative powers ("Legislative Action") that in any case limits, alters, impairs or reduces the value of the Storm Recovery Property or the Charges so as to cause a substantial impairment, of (x) the terms of the Indenture or the Bonds or (y) the rights and remedies of the Bondholders (or the Trustee acting on their behalf) prior to the time that the Bonds are fully paid and discharged ("Impairs" or an "Impairment");

2.
whether preliminary injunctive relief would be available under Arkansas law to delay implementation of Legislative Action that limits, alters, impairs or reduces the value of the Storm Recovery Property or the Charges so as to cause an Impairment pending final adjudication of a claim challenging such Legislative Action under the Arkansas Contract Clause and, assuming a favorable final adjudication of such claim, whether relief would be available to prevent permanently the implementation of the challenged Legislative Action; and

3.
whether a Legislative Action that repeals the State Pledge or substantially impairs or reduces the value of the Storm Recovery Property or Charges so as to cause a substantial impairment of (a) the terms of the Indenture or the Bonds or (b) the rights and remedies of the Bondholders (or the Trustee acting on their behalf) prior to the time the Bonds are fully paid and discharged, would constitute a compensable taking under the "takings clause" of the Arkansas Constitution (Article 2, Section 22) (the "Arkansas Takings Clause")).

Our opinions assume that any Legislative Action that prevents payment of the Bonds or significantly affects the security for the Bonds is Legislative Action that "substantially limits, alters, impairs or reduces the value" of the Bonds.  We do not offer any opinion as to how a court would determine whether any specific action would "impair the value of storm recovery property" or "reduce, alter, or impair the storm recovery charges," or what facts would be required to prevail on those claims.

In rendering the opinions expressed herein, we have also relied, with your permission, upon the conclusions expressed in the opinion of Sidley Austin LLP addressed to you as of this date with respect to the "contract clause" and "takings clause" of the Constitution of the United States.

I.           CONTRACT CLAUSE

An Impairment could be challenged as an impairment of the obligation of contract under the Arkansas Contract Clause.  The analysis of whether a Legislative Action impermissibly impairs a contract involves three basic questions:

1.  Does a contract exist?

1  Arkansas Electric Utility Storm Recovery Securitization Act, Ark. Code Ann. §§ 23-18-901 et seq.

2.  Has there been a substantial impairment?

3.  Is the impairment a reasonable (and necessary) means to an important public purpose?

We note that case law in Arkansas specific to each element of this analysis is neither abundant nor particularly well-developed.  Therefore, we have reviewed the analysis of the federal Contract Clause set forth in the opinion of Sidley Austin LLP of even date herewith.  We concur with the analysis set forth therein.  We are not aware of any judicial precedent in Arkansas that would discourage an Arkansas court from seeking guidance from the federal case law in performing an analysis of the Arkansas Contract Clause.2

Whether a law establishes contractual obligations on a state or another governmental body is dependent on the intent of the legislative body, as evidenced by the language of the law and the circumstances surrounding its passage.  Because the courts view the state as having reserved its authority to exercise the police power to safeguard public interests, the Arkansas Contract Clause is not absolute.  See Hand v. H&R Block, Inc., 258 Ark 774, 781, 528 S.W.2d 916, 920 (1975); Beaumont v. Faubus, 239 Ark. 801, 805, 394 S.W.2d 478, 481-482 (1965).  A Legislative Action that does impair the obligation of contracts may nevertheless be constitutional if it is a reasonable and necessary means to achieve an important public purpose.  Id. at 805, 394 S.W.2d at 482.  Both federal and state courts have applied a balancing test by which the degree of impairment of the contract is weighed against the public purpose to be achieved by the challenged Legislative Action, and in so doing the courts weigh the reasonableness and necessity of the Legislative Action in meeting that objective.  Generally, the courts will apply closer and stricter scrutiny to Legislative Actions impairing contracts where the state or a governmental body is a party to the contract, such as in public debt obligations.3

The Act provides in the State Pledge that "the state and its agencies, including the Arkansas Public Service Commission, pledge to and agree with bondholders, the owners of the storm recovery property, and other financing parties . . ."4, evidencing an intent by the Legislature to enter into a contractual relationship with bondholders, the owners of the Storm Recovery Property, and other financing parties.  As is the case with legislation authorizing governmental bonds, the Act's provision for a revenue source is relied upon as a vital part of the contract with holders of storm recovery bonds, and a court would likely find that such authority and ability to provide payment for storm recovery bonds should be subjected to the strict scrutiny applied to obligations of governmental bodies. Beaumont, 239 Ark. at 805, 394 S.W.2d at 481.

Nonetheless, the courts will still apply the balancing test and inquire whether a Legislative Action is a reasonable and necessary means towards an important public purpose.  The result of this inquiry is dependent on the nature of the Legislative Action subsequently enacted and the circumstances surrounding its enactment, and therefore, cannot reasonably be predicted. Hand, 258 Ark. at 783-784, 528 S.W.2d 916, 921-922.

A.           Interplay Between Parallel U.S. and Arkansas Constitutional Doctrine

The Arkansas Constitution provides that "No bill of attainder, ex post facto law, or law impairing the obligation of contracts shall ever be passed . . . ."  Ark. Const. of 1868, art. II, § 17.

The Arkansas Contract Clause is substantially identical to the Contract Clause of the U.S. Constitution.5  Not unexpectedly, Arkansas courts have commonly cited and followed U.S. Supreme Court formulations of Contract Clause doctrine in cases challenging Legislative Actions under the Arkansas Constitution.  See, e.g., Hand, 258 Ark. at 780, 528 S.W.2d at 919; Beaumont, 239 Ark. at 805, 394 S.W.2d at 482; Miller Levee District No. 2 v. Evers, 200 Ark. 53, 60, 137 S.W.2d 915, 918 (1940).

B.           The Existence of Contractual Relationship

An analysis of a claim under the Contract Clause has three basic components: (1) whether a contract existed between the parties, (2) whether the obligations under the contract were substantially impaired and (3) whether the impairment was reasonable and necessary to meet an important public purpose.  See United States Trust Co. of New York v. New. Jersey, 431 U.S. 1, 17-18 (1977); General Motors Corp. v. Romein, 503 U.S. 181, 186 (1992).

2 Kellar v. Fayetteville Police Dep’t., 339 Ark. 274, 279, 5 S.W.2d 402, 405 (1999) (Arkansas Supreme Court looked to both state and federal law in interpreting the Arkansas ex post facto clause that was substantially similar to the U.S. Constitution's ex post facto clause).

3 See opinion of Sidley Austin LLP of even date herewith.

4 Ark. Code Ann. § 23-18-911(b).

5 See opinion of Sidley Austin LLP, of even date herewith, with respect to the Contract Clause in the U.S. Constitution.

A contract may be created from a law authorizing a contract or the contract itself.  Whether a statute constitutes a contractual arrangement between the state and the other parties that have entered into contracts pursuant to such a statute depends on whether the legislature intended to create enforceable contractual rights binding upon the state.  In determining legislative intent, both the language of the statute and the circumstances of the enactment of law are relevant.  National Railroad Passenger Corp. v. Atchison, Topeka and Santa Fe Railway Co., 470 U.S. 451, 466-467 (1985); United States Trust Co., 431 U.S. at 18 and n. 14.  The Court in United States Trust Co. found the state's intent to make a contract was clear from the statutory language, where the statute itself provided:

The 2 States covenant and agree with each other and the holders of any affected bonds, . . . that so long as any of such bonds remain outstanding and unpaid and the holders thereof shall not have given their consent as provided in their contract with the port authority; . . . neither the States nor the port authority nor any subsidiary corporation . . . will apply any of the rentals, tolls, fares, fees, charges, revenues or reserves, which have been pledged in whole or in part as security for such bonds, for any railroad purposes whatsoever other than permitted purposes hereinafter set forth.

United States Trust Co., 431 U.S. at 9-10, 18.  Additionally, the Court pointed out that the purpose of the covenant was to invoke the protection of the Contract Clause as security against repeal and to increase the public marketability of the bonds.  Id. at 18.

"It is well settled that the law in effect at the date of the contract becomes a part of it, and the law cannot thereafter be changed so as to alter the contractual rights of the parties thereto to their detriment." City of Little Rock v. Community Chest of Greater Little Rock, 204 Ark. 562, 567, 163 S.W.2d 522, 524 (1942) (citing Worthen v. Kavanaugh, 295 U.S. 56 (1935)).

Section 23-18-905 of the Act makes clear the intent of the Legislature that the revenue contemplated to be created through storm recovery charges in all events remains available to support the repayment of storm recovery bonds issued in reliance upon such revenue sources.  Section 23-18-905 of the Act provides in relevant part:

(a) All storm recovery property that is specified in a financing order shall constitute an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of storm recovery charges depend on the electric utility to which the financing order is issued performing its servicing functions relating to the collection of storm recovery charges and on future electricity consumption.  Such property shall exist whether or not the revenues or proceeds arising from the property have been billed, have accrued, or have been collected and notwithstanding the fact that the value or amount of the property is or may be dependent on the future provision of service to customers by the electric utility or its successors or assignees and the future consumption by customers of electricity.

(b) Storm recovery property specified in a financing order shall continue to exist until the storm recovery bonds issued pursuant to the financing order are indefeasibly paid in full and all financing costs of the bonds have been paid in full.

(c) All or any portion of storm recovery property specified in a financing order issued to an electric utility, if storm recovery bonds are to be issued, shall be sold, assigned, or transferred to a successor or an assignee, including an affiliate or affiliates of the electric utility created for the limited purpose of acquiring, owning, or administering storm recovery property or issuing storm recovery bonds under the financing order.  All or any portion of storm recovery property may be encumbered by a security interest to secure storm recovery bonds issued pursuant to the financing order, amounts payable to financing parties and to counterparties under any ancillary agreements, and other financing costs.  Each such sale, assignment, transfer, conveyance, or pledge made by or security interest granted by an electric utility or affiliate of an electric utility or assignee is considered to be a transaction in the ordinary course of business.

(d) The description of storm recovery property being sold, assigned, or transferred to an assignee in any sale agreement, purchase agreement, or other transfer agreement, being encumbered, granted, or pledged to a secured party in any security agreement, pledge agreement, or other security document, or indicated in any financing statement is only sufficient if such description or indication refers to the specific financing order that created the storm recovery property and states that such agreement or financing statement covers all or part of such storm recovery property described in such financing order.  A description of storm recovery property in a financing statement shall be sufficient if it refers to the financing order creating the storm recovery property.  This subsection applies to all purported sales, assignments, or transfers of and all purported grants of liens or security interests in storm recovery property, regardless of whether the related sale agreement, purchase agreement, other transfer agreement, security agreement, pledge agreement, or other security document was entered into, or any financing statement was filed, before or after April 1, 2009.

(e) If an electric utility defaults on any required payment of charges arising from storm recovery property specified in a financing order, the court specified in § 23-18-903(f) upon application by an interested party and without limiting any other remedies available to the applying party shall order the sequestration and payment of the revenues arising from the storm recovery property to the financing parties or their representatives.  Any such order shall remain in full force and effect notwithstanding any reorganization, bankruptcy, or other insolvency proceedings with respect to the electric utility or its successors or assigns.

(f) The interest of a transferee, purchaser, acquirer, assignee, or secured party in storm recovery property specified in a financing order is not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the reorganization, bankruptcy, or other insolvency of the electric utility, its successors or assignees or any other entity.

(g) Any successor to an electric utility, whether pursuant to any reorganization, bankruptcy, or other insolvency proceeding or whether pursuant to any merger or acquisition, sale, or other business combination or transfer by operation of law, as a result of electric utility restructuring or otherwise, shall perform and satisfy all obligations of, and have the same rights under a financing order as the electric utility under the financing order in the same manner and to the same extent as the electric utility, including collecting and paying to the person entitled to receive them, the revenues, collections, payments, or proceeds of the storm recovery property.

(h) Storm recovery bonds shall be nonrecourse to the credit or any assets of the electric utility other than the storm recovery property as specified in the financing order and any rights under any ancillary agreement.

Similar to the New Jersey statute in United States Trust Co., supra, the statute here, including the State Pledge, explicitly expresses the "intent of the Legislature" that the committed source of revenues necessary to repay the Bonds be protected.  The statutory language is similar to the New Jersey statute in its foreseeable effect of inducing reliance by potential investors.

C.           The Balancing of Impairment Versus Public Purpose

The test to determine if a statute violates the Contract Clause has three parts: (1) The first inquiry is whether the state law has, in fact, operated as a substantial impairment on pre-existing contractual relationships.  If there is no substantial impairment on contractual relationships, the law does not violate the Contract Clause.  If, however, the law does constitute a substantial impairment, the second part of the test is addressed:  (2) The State must have a significant and legitimate public purpose behind the regulation.  The requirement of a legitimate public purpose guarantees that the State is exercising its police power, rather than providing a benefit to special interests.  If there is no significant and legitimate public purpose, the state law is unconstitutional under the Contract Clause.  If a significant and legitimate public purpose has been identified, the third part of the test is applied: (3) The court must determine whether the adjustment of the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation's adoption.  Equipment Manufacturers Institute, et al v. Janklow, et al, 300 F.3d 842 (8th Cir. 2002) (citing Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411, 103 S. Ct. 697, 704-705 (1983); Educational Employees Credit Union v. Mutual Guar. Corp., 50 F.3d 1432, 1438 (8th Cir. 1995)) (quotation marks omitted).

The Arkansas Supreme Court has stated that "there are many . . . federal court decisions and decisions from other states, both pro and con, as to the validity of statutes enacted under the police power but they all turn on the particular statutes as related to the facts of the particular case, and the extent to which the public interest, peace, health or welfare were involved was the final deciding factor in all of them."  Hand, 258 Ark. at 783, 528 S.W.2d at 921.  "Whatever enactment abrogates or lessens the means of enforcement of a contract impairs it obligations."  Scougale v. Page, 194 Ark. 280, 293, 106 S.W.2d 1023, 1030 (1937) (citing State of Louisiana v. Jumel, 107 U.S. 711 (1883)).  Although Arkansas courts have acknowledged the necessity to balance the impairment versus the public purpose, Arkansas case law does not include specific examples of the application of the balancing test.  We refer to the opinion of Sidley Austion LLP of even date herewith for an analysis of federal case law relating to the balancing test.

D.           Arkansas Cases on Governmental Debt Obligations and State Contracts

If the existence of State contractual obligations under the Act were found, courts would find persuasive the following Arkansas cases on governmental debt obligations. Most of the Arkansas cases involving governmental debt obligations, as discussed below, are long-standing jurisprudence and are rather absolute in protecting the integrity of public securities contracts against impairment by subsequent Legislative Actions adversely affecting their security and debt service payment.

"When the outstanding . . . bonds were issued and delivered, a contract was made between the state and the bondholders with the provisions of [the act], the covenants and pledges executed pursuant thereto and the bonds themselves constituting a part of this contract."  Beaumont, 239 Ark. at 804, 394 S.W.2d at 481 (citing W.B. Worthen Co. v. Kavanaugh, supra).

Decided in 1965, Beaumont involved a pledge of highway revenues to the State's outstanding highway bonds.  239 Ark. at 803, 394 S.W.2d at 481.  A proposed act provided for the issuance of additional bonds to advance refund the highway bonds.  Id.  The proceeds of the refunding bonds were to be placed in the highway bonds' reserve account and invested in US government securities that would be sufficient to pay the principal and interest on the highway bonds when due and would be solely used for paying the outstanding highway bonds.  Id. at 804, 394 S.W.2d at 481.  A holder of highway bonds asserted that the proposed act impaired the obligation of the contract between the State and the bondholders.  The court stated that not every change affecting a contract constitutes an impairment.  Id. at 805, 394 S.W.2d at 481.  All unilateral changes in contracts could be technical breaches of the contract, but not all changes will impair the contractual obligation.  Id. at 805, 394 S.W.2d at 482.

The test for determining whether the obligation has been impaired when there has been a change in the method of enforcement of a contractual obligation is whether the new procedure is as "'adequate and efficacious" as the old, or stated differently,  "[w]hether the contracting party receives a substantial equivalent of what he has been required to give up."  Id. at 806, 394 S.W.2d at 482 (quoting State of Louisiana ex rel Southern Bank v. Pilsbury, 105 U.S. 278 (1882) and Woodruff Electric Coop. Corp. v. Ark. Public Service Comm., 234 Ark. 118, 351 S.W.2d 136 (1961)).  The Beaumont Court defined "Impair" as "to make worse, to diminish in quality, value, excellence or strength; to deteriorate."  239 Ark. at 806, 394 S.W.2d at 482.

The real obligation, in the case of a bond contract impairment question, is the obligation of the issuer to pay the principal of and interest on the bonds when due.  Id.  The bondholders expect and have a right to be paid.  Id. However, payment does not always have to made from a particular fund or source.  Id.

There is a distinction between the breach of contract and the impairment of the obligation of a contract, and where the state enacted a statute which had the effect of annulling or breaking the contract, but contained a provision for payment of the obligation, it does not constitute an impairment of the obligation of the contract.  It follows, therefore, that any change involving a substitution of security which does not diminish the prospects of, or adversely interfere with, expected payment does not constitute a contractual impairment.

Id. at 807, 394 S.W.2d at 482-483 (citing enactment Caldwell v. Donaghey, 108 Ark. 60, 1913 Ark. LEXIS 15 (1913); Morgan Engineering Co. v. Cache River Drainage Dist., 115 Ark. 437, 1914 Ark. LEXIS 166 (1914) (internal quotation marks omitted).  The Beaumont court went on to find that there was no impairment in that case, because the bondholders’ prospects of payment were not diminished.  239 Ark. at 806, 394 S.W.2d at 482.

In Kurrus v. Priest, the Arkansas Supreme Court examined whether bond contracts where the collection of the sales and use tax were security for the bonds would be impaired if the sales and use tax statute was altered.  342 Ark. 434, 445, 29 S.W.3d 669, 675 (2000).  The proposed change in the tax statute would have caused a portion of the revenues from the sales and use taxes on used goods to no longer be available for the payment of the bonds.  Id. at 446, 29 S.W.3d at 675.  The court stated:

[U]nder the terms of the proposed amendment, an impairment clearly arises under the stipulated facts in this case because the [city] covenanted that its bonds would be payable from and secured by a pledge of sales and use taxes upon all goods.  Significantly, the proposed amendment's terms fail to provide a substituted source of revenue that would replace these abolished sales and use taxes on used goods.  If the proposal had contained such a provision and assurance, any impairment caused by the loss of sales and use taxes could have been precluded.

Id. (citing Beaumont, supra).  The court went on to note that it "has also held that, where collateral which has been pledged to secure the repayment of bonds is removed, then the obligation of the contract between the bondholder and the bond issuer is impaired."  Id. at 446, 29 S.W.3d at 676 (citing Bacon v. Road Imp. Dist. No. 1, 157 Ark. 309, 248 S.W. 267(1923)).

One party argued that the bondholders were made aware that there was the possibility that taxes might be reduced through changes in definitions or the granting of exemptions.  The court, however, stated that there was nothing in the language of the bond documents that would indicate that "an entire source of the sales and use tax revenues might be abolished and no longer available to secure the bond indebtedness."  Id.  The court found the change unconstitutional under the U.S. and Arkansas Constitutions.

In City of Little Rock, supra, the court found that the legislature could not impair the bondholders' contract by allowing the waterworks commission to make donations of money to the Community Chest from the municipal waterworks revenues which were pledged to the bonds.  204 Ark. at 567, 163 S.W.2d at 524.  Although there was ample revenue to pay the bonds, the court found that if the commission were permitted to make a small donation under the act, then a broad reading of the act would permit a larger donation.  Id.

In a 1927 act, the Legislature set out its intention to take over, construct, repair, maintain, and control all the public roads in Arkansas which made up the highways.  Scougale, 194 Ark. at 281, 106 S.W.2d at 1024.  Many of the roads had been built by improvement districts that issued bonds in order to construct the roads.  Id.  The bonds were paid with assessments levied against the lands that were benefited by the roads.  Id. As part of this plan, the State agreed to make annual appropriations to the counties and to maintain the highways.  At the same time new roads were constructed with funds raised by the sale of notes by the State Highway Commission.  Id.  The State eventually defaulted on the notes.  Refunding bonds were issued under an act in 1934.  Id.

In 1937 an act was passed which contained various provisions regarding the allocation and application of the funds that came into the Highway Commission.  Id.  at 287, 106 S.W.2d at 1027.  A taxpayer sued alleging that the 1937 act was an attempt by the State to impair the obligation of the contract with the bondholders.  Id.  The court stated that if the terms of the 1934 act under which the bonds were issued were not substantially changed, the obligation of the contract was not weakened, the contract was not rendered less operative or the enforcement of some right conferred on the bondholders was not lessened by the passage of the 1937 act, then there was no impairment.  Id.  The court stated that the appellants had not pointed out anything in the 1937 act which would indicate that any right possessed by the bondholders under the 1934 act had been taken from them.  The court found that "[e]very remedy possessed under the original bonds, such as the enforcement of liens and assessments against the lands lying in the road districts, is still held by the owners of the original obligations.  By the new refunding laws the full faith and credit of the state and its resources has been repledged."  Id.  at 294, 106 S.W.2d at 1030.  The court found no impairment.  Id.

The court in Scougale also stated:  "Although the value of state bonds, like other bonds, may rise and fall on the open market, that would have no bearing on the question of impairment of the state's obligation, as there was no undertaking on the part of the state to guarantee any particular market price for the bonds." Id. at 298, 106 S.W.2d 1032.  Taken out of context, this quote might be troubling to a bondholder who does not want the market value of its bonds reduced by Legislative Action.  We note that the court in Scoulage also recognizes that "'Impair' means to make worse; to diminish in quality value, excellence or strength, to deteriorate."  Id. at 293, 106 S.W.2d 1029 (citing Swinburne v. Mills, 17 Wash. 611 (1897); Gladney v. Sydnor, 172 Mo. 318 (1903) (reversed on other grounds)).  Further, in subsequent cases, the Arkansas Supreme Court has recognized that one of the tests that a contract has been impaired is that its value has been diminished by legislation. Miller Levee District No. 2, 200 Ark. at 60, 137 S.W.2d at 918 (citing Bank of Minden v. Clement, 256 U.S. 126 (1921)).  Therefore, we believe that Arkansas courts would distinguish its statement in Scoulage as specific to the facts in that case and would not rely on that analysis if evaluating an impairment in the context of the Bonds.

E.           Unpredictability Under Balancing Test – General Guidelines

In applying the above case law to the Act, it is apparent that the outcome of the cases turns on particular facts in the balancing of the contract rights impaired versus the reasonableness and necessity of an impairment serving a public purpose.  There is no way to predict or describe the precise form of a future Legislative Action impairing the Indenture and the Bonds, the circumstances under which it might be enacted, or the public purpose to be effectuated thereby.  Moreover, the form of and nature of, and any facts surrounding, any litigation that might arise challenging a Legislative Action as an unconstitutional impairment of contract cannot be predicted.  Thus, whether a court would determine that a future Legislative Action would work a substantial impairment of the Indenture and the Bonds, and whether such a Legislative Action would be viewed as a reasonable and necessary means toward an important public purpose, cannot reasonably be predicted.

Only some general guides to what might be permissible and impermissible can be discerned from the cases.  Obviously, the less severe the impairment, the greater the likelihood that a court will find the impairing Legislative Action to be reasonable.  See Kurrus, 342 Ark. at 446, 29 S.W.2d at 676 (proposed amendment did not provide a substituted source of revenue to replace abolished tax, but if it had the impairment could have been precluded).  If no less drastic means exist to accomplish the public purpose, the more likely the Legislative Action would be found necessary and reasonable.  See United States Trust Co., 431 U. S. at 29-30.  If a statute affected only a very narrow segment of a population or an industry, a court might infer that the public purpose was not so important and that the Legislative Action was unnecessary.  See Allied Structural Steel, 438 U.S. 234, 248 (1978).  If the Legislative Action operated in a way that was foreseeable at the time the contract was entered into, such as in an already regulated area, then the courts will more likely find the impairing Legislative Action to be reasonable; however, when analyzing a governmental entity's own contract, courts have used a stricter standard in determining an impairment's reasonableness.  See Energy Reserves Group, 459 U.S. at 416.  However, even if a Legislative Action worked a severe or "total" impairment, the courts might still defer to the legislating body's determination of the reasonableness and necessity of the Legislative Action in light of an important public purpose.  See Keystone Bituminous  Coal Association, 480 U.S. 470, 504 (1987).

Thus, for example, a court might uphold a Legislative Action temporarily suspending or limiting the authority of an electric utility, or its assignees, to collect storm recovery charges or other revenues for the purpose of providing relief to electric utility customers in an emergency situation, such as the occurrence of an event or a series of events widely creating economic havoc among customers.  The court might reason that the utility industry is already heavily regulated and that such a Legislative Action would not unreasonably interfere with the contractual rights of bondholders, the owners of storm recovery property or other financing parties.  This is not to suggest that a more severe impairment might not be sustained; rather, that could depend on the court's view of the urgency and unavoidable necessity of the measures taken by the legislative body to protect public interests, such as the health, safety and welfare of the people of the State.

F.           Voter Initiative or Referendum Affecting the Act

The Arkansas Constitution is fundamentally an act of the people of the State and is a product of what the people intended.6  The Arkansas Constitution reserves to the people "the power to propose legislative measures, laws and amendments to the Constitution, and to enact or reject the same at the polls independent" of the Legislature.  Ark. Const. amend. VII.  This power includes the rights of initiative and referendum.

6 "We the People of the State of Arkansas…do ordain and establish this Constitution."  Ark. Const. pmbl.

In order to place an initiated act or amendment to the constitution before the voters, among other procedural requirements, at least eight percent (8%) or ten percent (10%), respectively, of the legal voters must sign and file a petition with the Arkansas Secretary of State requesting that the initiative be placed on the ballot.  If the requirements are met, this would allow the proposed initiated act or amendment to be placed on a statewide ballot for approval by the voters.  An initiative petition with subsequent passage by the electors could, therefore, amend or repeal the Act or amend the Arkansas Constitution in a manner that amends, repeals or affects the Act.  We are unaware of any petition which has been circulated among the voters or filed with the Secretary of State which attempts to amend the Act or otherwise which affects the issuance of or security for the Bonds.

In order to place a referendum before the voters, among other procedural requirements, at least six percent (6%) of the legal voters must sign and file a petition with the Secretary of State requesting that the referendum be placed on the ballot.  Such petition must be filed with the Secretary of State not later than ninety (90) days after the final adjournment of the session at which such Act was passed.  The time in which voters could amend or repeal the Act by voter referendum has expired.

Generally, Arkansas courts have analyzed a subsequent amendment to the Arkansas Constitution or a subsequent amendment to or repeal of an act as being an impairment in light of the cases construing the Contract Clause.  See Kurrus, 342 Ark. at, 445, 29 S.W.3d at 675.  In Kurrus, the court held that if a proposed amendment clearly conflicts with the Contract Clause, the proposal should not be submitted to the electorate.  Id., (citing Donovan v. Priest, 326 Ark. 353, 931 S.W.2d 119, 121 (1996), cert. denied, 519 U.S. 1149 (1997)).

The case law directs, therefore, that an amendment to the Arkansas Constitution or an amendment to or repeal of the Act would be subject to an impairment analysis under the Contract Clause.  Although the Arkansas Constitution has its own contract clause, Arkansas courts generally analyze the Arkansas Contract Clause in light of federal case law.  An amendment to the Arkansas Constitution or an amendment to or repeal of the Act would also likely trigger this same federal Contract Clause analysis.  Kurrus, 342 Ark. at 447; 29 S.W.3d at 676 (holding that a proposed ballot measure, if passed, would violate both the Arkansas and United States Contract Clauses).

Therefore, in light of these cases, a constitutional amendment or amendment to or repeal of the Act would be subject to an impairment clause analysis to the extent such amendment or repeal is applied retroactively or prospectively to impair existing contractual obligations.

* * *

Based upon the foregoing analysis, assuming that Arkansas courts would rely on the same legal criteria and precedent established in the federal courts' analysis of the U. S. Constitution's contract clause, and subject to the qualifications and limitations set forth herein, in our opinion, a reviewing court in a properly prepared and presented case would conclude that (a) the State Pledge constitutes a contractual relationship between the Bondholders and the State, and (b) absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Arkansas Contract Clause, the constitutionality of any Legislative Action subsequently passed by the Legislature, any law voted by the people as a constitutional amendment or amendment to or repeal of the Act, or any action of the APSC exercising legislative powers determined by such court to reduce, alter, or impair the value of the Storm Recovery Property or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged.

II.           AVAILABILITY OF INJUNCTIVE RELIEF

A.           PRELIMINARY OR TEMPORARY INJUNCTIVE RELIEF

Arkansas law provides a forum to adjudicate the constitutionality of Legislative Action.  Here, we address specifically the remedies of preliminary and permanent injunctive relief enjoining state officials from enforcing the provisions of such Legislative Action.  Whether such relief could be obtained will depend on application of the principles discussed earlier in this opinion, including a demonstration that (i) such Legislative Action violates the State Pledge; (ii) the State Pledge is a contract of the State; and (iii) the Legislative Action was not a legitimate and reasonable exercise of the state’s sovereign powers and reasonable and necessary to serve a legitimate public purpose.

Whether preliminary injunction delaying implementation of Legislative Action being challenged under the Arkansas Contract Clause as a substantial impairment could be obtained by Bondholders (or the Indenture Trustee acting on their behalf) pending an adjudication on the merits of such claim will depend on several considerations.

The purpose of an injunction is to preserve an existing state or condition and to afford relief against future acts that are against equity and good conscience and to keep or preserve a thing in status quo.  American Investors Life Ins. Co. v. TCB Transp., 312 Ark. 343, 345, 849 S.W.2d 509, 510 (1993); Comer v. Woods, 210 Ark. 351, 354, 195 S.W.2d 542, 544 (1946).  The existing state or condition with respect to the Bonds prior to the challenged Legislative Action would appear to be the continued effectiveness of the Order and the validity of the Storm Recovery Property and Charges.

Under Arkansas law, in order to obtain a temporary or preliminary injunction, the party seeking the injunctive must establish that:  (1) irreparable harm will result absent an injunction and (2) the moving party is likely to succeed on the merits.  Three Sisters Petroleum, Inc. v. Langley, 348 Ark. 167, 175, 72 S.W.3d 95, 101 (2002).

Rule 65 of the Arkansas Rules of Civil Procedure provides, in pertinent part, that:

A preliminary injunction or temporary restraining order may be granted without written or oral notice to the adverse party or his attorney where it appears by affidavit or verified complaint that irreparable harm or damage will or might result to the applicant if such preliminary injunction or temporary restraining order is not granted. [Emphasis added.]

Of the two required factors, the Arkansas Supreme Court has held that irreparable harm is "the touchstone of injunctive relief."  Manila Sch. Dist. No. 15 v. Wagner, 356 Ark. 149, 153, 148 S.W.3d 244, 246 (2004).  Thus, it is well established under Arkansas law that a plaintiff must show irreparable harm.

Harm is considered irreparable when it cannot be adequately compensated by money damages or redressed in a court of law.  AJ&K Operating Co. v. Smith, 355 Ark. 510, 518, 140 S.W.3d 475, 481 (2003). It seems doubtful that the Bondholders (or the Indenture Trustee acting on their behalf) could obtain adequate money damages from the State or its officials.7  Furthermore, payment delays on the Bonds should be accepted as “irreparable harm,” and an argument could be made that the Bondholders would experience greater harm if preliminary injunctive relief were denied than any other party would suffer if it were granted.  For example, if imposition and collection of the Charges, and accordingly payments to the Issuer, were stopped or reduced, the ratings on the Bonds would likely be downgraded, causing a loss of value in the Bonds and possibly causing institutional Bondholders to sell their Bonds at depressed market prices, and Bondholders could experience delays or omissions in the receipt of payments of interest or principal on their Bonds.  In addition, any such loss on sale or additional interest due the Bondholders as the result of the payment interruption probably could not be recovered from the likely defendant (the State) in the proceeding on the merits.

In a ruling on a motion for a preliminary injunction, a circuit court may consider the public interest and the balancing of the harms between the parties.  See City of Dover v. City of Russellville, 363 Ark. 458, 460-61, 215 S.W.3d 623, 625 (2005); United Food & Commercial Workers v. Wal-Mart Stores, 353 Ark. 902, 906, 120 S.W.3d 89, 92 (2003).  Assuming that the injunction is not adverse to the public interest, that the Arkansas Contract Clause claim appears to the court to be meritorious (based on the application of the principles discussed in Part I above), and further assuming that the challenged Legislative Action effects a substantial impairment, the requirement of likelihood of success on the merits should be met.

Based upon the foregoing analysis, and subject to the qualifications and limitations set forth herein, in our opinion, although sound and substantial arguments support the granting of preliminary injunctive relief, the determination of whether preliminary injunctive relief delaying implementation of Legislative Action being challenged under the Arkansas Contract Clause would be available under Arkansas law will depend upon the facts before the court and upon whether, after balancing the equities and considering the public interest, the Bondholders have demonstrated (a) irreparable harm will result absent an injunction and (b) they are likely to succeed on the merits.

B.           PERMANENT INJUNCTIVE RELIEF

In Arkansas courts, the standard for a permanent injunction is essentially the same as that for a preliminary injunction.  See Ark. R. Civ. P. 65(c).  The duration of the injunction is the only material difference between the two.

A preliminary injunction or temporary restraining order not otherwise earlier dissolved shall remain in effect until a final judgment or decree is entered; provided that such preliminary injunction or temporary restraining order may, upon motion and for good cause shown, be made permanent upon final hearing of the cause.  Id.

Based upon the foregoing analysis, and subject to the qualifications and limitations set forth herein and although the decision to grant injunctive relief will be in the discretion of the court requested to such action, in our opinion, a reviewing court in a properly prepared and presented case should conclude that permanent injunctive relief is available under Arkansas law to prevent implementation of Legislative Action passed hereafter and determined by such court to cause an Impairment of the Bonds or rights of the Bondholders that is in violation of the Arkansas Contract Clause (based on the application of the principles discussed hereinbefore).

III.           TAKINGS CLAUSE

You have further requested that we provide you with an opinion whether a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the repeal or amendment of the Act or the taking of any other Legislative Action in contravention of the State Pledge constitutes a permanent appropriation of a substantial property interest of the Bondholders in the Storm Recovery Property and deprived the Bondholders of their reasonable expectation arising from their investments in the Bonds.

Article 2, Section 22 of the Arkansas Constitution provides that:  "The right of property is before and higher than any constitutional sanction; and private property shall not be taken, appropriated or damaged for public use, without just compensation therefor." The Arkansas Supreme Court has stated that "[j]ust compensation means full compensation."  Arkansas State Hwy. Comm'n v. Stupenti, 222 Ark. 9, 13, 257 S.W.2d 37, 40 (1953).  Furthermore, a taking does not require permanency or an irrevocable injury.  City of Fayetteville v. Stanberry, 305 Ark. 210, 215, 807 S.W.2d 26, 28 (1991).

Arkansas courts consistently look to United States Supreme Court decisions in interpreting the Arkansas Takings Clause.  For example, in El Paso Prod. Co. v. Blanchard, 371 Ark. 634, 643, 269 S.W.3d 362, 370 (2007), the court acknowledged the U.S. Supreme Court's analysis in Agins v. Tiburon, 447 U.S. 255, 260 (1980) holding that a zoning regulation amounts to a constitutional taking only if the ordinance denies an owner economically viable use of his land.  In Barrett v. Poinsett, 306 Ark. 270, 272-273, 811 S.W.2d 324, 325 (1991), the Arkansas Supreme Court, as have many other U.S. and state courts, cited the landmark case, Penn. Central Transp. Co. v. City of New York, 438 U.S. 104 (1978) in its analysis of takings jurisprudence.  Under Penn. Central, once a court determines that the rights constitute "property" for purposes of the Takings Clause, it should then examine whether the state action constitutes a compensatory taking.  Courts will generally make an ad hoc factual determination of takings allegations based on an examination of (i) the character of the government action; (ii) the economic impact of the regulation; and (iii) the extent to which the regulation interfered with distinct investment backed expectations.

Although Arkansas courts have provided some guidance for determining whether a taking has occurred, this determination rests on a factual inquiry that must be made on a case-by-case basis.  There is no set formula in Arkansas for determining "where regulation ends and taking begins."  Winters v. State, 301 Ark. 127, 133, 782 S.W.2d 566, 569 (1990).  The U.S. Supreme Court stated in Easter Enterprises v. Apfel that "the process for evaluating a regulation's constitutionality involves an examination of the 'justice and fairness' of the governmental action.  That inquiry, by its nature, does not lend itself to any set formula, . . . and the determination . . . require[s] that economic injuries caused by public action [must] be compensated by the government, . . . [and] is essentially ad hoc and fact intensive."  524 U.S. 498, 523 (1998).

The case law in Arkansas primarily deals with real property rights.  However, the U.S. Supreme Court has held that property not constituting real property or tangible personal property may nevertheless be entitled to protections afforded by the Takings Clause.  Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1003-04 (1984).  An independent source, however, such as state law or existing rules, and not the United States Constitution, must create the protected property right.  In Ruckelshaus, the Court determined that trade secrets, which are cognizable under state law, constitute property rights for purposes of the taking clause because a trade secret can be assigned, form the res of a trust, and pass to a trustee in bankruptcy.  Ruckeshaus, 467 U.S. at 103.  Additionally, in Duquesne Light Co. v. Barasch, 488 U.S. 299, 208 (1989), the Court recognized that a utility's rights to a fair return on investment is a property right for purposes of the Takings Clause.  An Arkansas court would likely undertake a similar analysis of, and reach a similar conclusion regarding, the rights under the Act in determining whether they constitute "property" for purposes of the Arkansas Constitution.8

In United States Trust Co., supra, the Supreme Court recognized that "contract rights are a form of property and as such may be taken for a public purpose provided that just compensation is paid."  431 U.S. at 19, n. 16.  The Supreme Court stated that states are free to exercise their power of eminent domain to abrogate constitutional rights upon payment of just compensation.  However, at least one court has noted that the government's interference with contractual rights does not necessarily constitute a taking of property if the contract deals with a subject matter within the control of Congress.  See Greenbriar v. U.S., 193 F.3d 1348, 1356 (Fed. Cir. 1999).

A court's response to a Takings Clause challenge will be affected by the nature of the Impairment action which could include, but is not limited to legislation that:  (i) repeals or alters the State Pledge; (ii) prevents the imposition of the Charges; (iii) revises the regulatory basis for establishing utility rates in such a way that adversely impacts the collection of the Charges; (iv) diverts the Storm Recovery Property from payment of the Bonds to other public purposes; or (v) adversely affects the assets that generated the Charges.

Section 23-18-905(a) provides that storm recovery property "shall constitute an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of storm recovery charges depends on the electric utility to which the order is issued performing its servicing functions relating to the collection of storm recovery charges and on future electricity consumption."  Even though the statute characterizes the storm recovery property as a present property right, in order to determine that State action will constitute a compensable taking, a court must determine that the Storm Recovery Property, and the pledge of the Storm Recover Property to payment of the Bonds provided for under the Act, in the Financing Order and in the Indenture are property of the type protected by the Arkansas Takings Clause.

Bondholders would have a strong argument based on the United States Supreme Court's decision in U.S. Trust Co., supra, that the Bondholders' rights are "property" warranting the protections afforded by the Port Authority bondholders by the New Jersey legislature, pledging that the revenues supporting the subject Port Authority bonds would not be diverted for unauthorized purposes.  The New Jersey Legislature later repealed the covenant, and the United States Supreme Court found the repeal to impair the contract rights of the bondholders.  In dicta, the Supreme Court indicated that "[c]ontract rights are a form of property" that, if taken, would require the payment of just compensation.  In Beaumont, the Arkansas Supreme Court recognized that the obligation of the issuer to pay the principal and interest of the bonds when due is "a matter that is of vital significance to the bondholders." 239 Ark. at 806, 394 S.W.2d at 482.

As noted in the opinion of Sidley Austin, LLP of even date herewith, it is well established under Federal law that investment backed expectations can be property for the purposes of takings analysis.  Therefore, although many factors will have an impact on the market price of the Bonds, arguably, the maintenance of the market price of the Bonds could be a reasonable investment-backed expectation.  See Miller Levee District No. 2, 200 Ark. at 60, 137 S.W.2d at 918 (citing Bank of Minden, supra, for the proposition that one of the tests that a contract has been impaired is that its value has been diminished by legislation).  Legislative Action that prevents the Bonds from being paid, therefore, would likely support a takings claim.  See Beaumont, 239 Ark. at 806, 394 S.W.2d at 482.  Such Legislative Action would clearly interfere with Bondholders' reasonable investment-backed expectations, since timely payment of the Bonds is the primary expectation of the Bondholders.  Id.  Additionally, the State Pledge itself may form the basis for reasonable investment-backed expectations.  In Miller Levee District No. 2, the court recognized a right of redemption as a substantial right, and not merely a remedy, that should not be disturbed by subsequent legislation.  200 Ark. at 60, 137 S.W.2d at 918 (citing Smith v. Spillman, 135 Ark. 279, 205 S.W. 107 (1918)).  The United States Supreme Court has held that a government guarantee of confidentiality could form the basis for such an expectation.  See Ruckelshaus, 467 U.S. at 1011.  The Bondholders would likely argue that they would not have invested in the Bonds in the absence of the State's undertaking contained in the State Pledge and, therefore, that the State Pledge created reasonable investment-backed expectations.  It is reasonable and logical that Bondholders who have invested their funds in the Bonds expect that the Bonds will be paid and that, based on the State Pledge, the State will not impair the State Pledge so as to endanger or imperil their investment.  See Beaumont, 239 Ark. at 806, 394 S.W.2d at 482.  Based on the Act and the referenced case law, we believe that a reviewing court would conclude that the bondholders' rights are "property" warranting the protection of the Arkansas Constitution.

A court would reasonably conclude, therefore, that Legislative Action constitutes a compensable taking under the Arkansas Takings Clause if it determines that the Legislative Action: (i) is an intentional action by the Legislature or the APSC, (ii) effects a regulatory taking of the Storm Recovery Property, and (iii) is for public use.  Specifically, an Arkansas court would reasonably conclude that the repeal or amendment of the Act or taking of any other action in contravention of the State Pledge would constitute a permanent appropriation of a substantial property interest of the Bondholders requiring full compensation.  To determine whether a compensable taking had occurred, the court would consider applying principles developed in the land use context to an analysis of the rights of the Bondholders.  Those principles would require an analysis of whether the State action denied the Bondholders all economically beneficial or productive use of the rights, such as, preventing the use of the Storm Recovery Property to pay the Bonds.

Based upon the foregoing analysis, and subject to the qualifications and limitations set forth therein, in our opinion, under the Arkansas Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the State’s repeal or amendment of the Act or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Storm Recovery Property or denied all economically productive use of the Storm Recovery Property; (b) destroyed the Storm Recovery Property; or (c) substantially reduced, altered or impaired the value of the Storm Recovery Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds.

In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders.  Moreover, there can be no assurance that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.
***

All of the opinions set forth above are limited to the specific issues addressed, are given as of the date hereof, are limited in all respects to laws and facts existing on the date of this letter, and are based on the reasonable exercise of legal judgment.  Due to the absence of controlling judicial precedent, our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances.  These opinions are specifically limited to the laws of the State of Arkansas.  We note that there are no reported controlling judicial precedents of which we are aware directly on point and that judicial analysis of issues relating to the Arkansas Contract Clause and the Arkansas Takings Clause has typically proceeded on a case-by-case basis and that the court’s determination, in most instances, is usually strongly influenced by the facts and circumstances of the particular case.  We do not undertake to advise you of any changes in the opinions expressed therein from matters that might hereafter arise or be brought to our attention.

None of the foregoing opinions is intended to be guaranty as to what a particular court would actually hold; rather, each opinion is only an expression of our belief as to the decision a court of competent jurisdiction ought to reach if the issues were properly prepared an d presented to it and the court follows what we believe to be the applicable legal principles under existing judicial precedent.  There can be no assurance that a repeal of or amendment to the Act will not be sought or adopted or that any action by the State of Arkansas, the voters of the State of Arkansas or the APSC may not occur, any of which might constitute a violation of the State Pledge.  We cannot predict the facts and circumstances that will be present in the future and may be relevant.  Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions we believe current judicial precedent supports.  Furthermore, the outcome of any litigation cannot be predicted with any degree of certainty.

In the event of any Arkansas legislation, voter initiative or acts of the APSC that adversely impacts the rights of the Bondholders, costly and time-consuming litigation might ensue, adversely affecting, at least temporarily, the price and liquidity of the Bonds.  Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court asked to apply them.

It is understood that the Storm Recovery Property may be subject to bankruptcy, insolvency, reorganization moratorium, and other laws affecting creditors’ rights generally heretofore or hereafter enacted to the extent applicable and that their enforcement may also be subject to the exercise of judicial discretion in appropriate cases.

This opinion is given solely for your benefit in connections with the issuance of the Bonds and may not be furnished to or relied upon by any other person or for any other purpose without our prior written consent, provided that a copy of this letter may be posted to an internet website required under Rule 17g-5 under the Exchange Act and maintained by EAI solely for the purpose of complying with such rule..  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving the foregoing consents, we don not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Securities and Exchange Commission.

Very truly yours,

WILLIAMS & ANDERSON PLC

7  Examples of hurdles to the receipt of such damages might include, but are not limited to, State sovereign immunity to suit in a particular forum, State administrative procedures for filing claims, legislative refusal to appropriate funds to pay a damages award, and the limited funds available to State officials.

8 In a 1990 case, the Arkansas Supreme Court treated a horse as property for purposes of an Arkansas Takings Clause analysis. Winters v. State, 301 Ark. 127, 782 S.W. 2d (1990).

SCHEDULE A

ADDRESSEES

Entergy Arkansas, Inc.
425 West Capitol Avenue
27th Floor
Little Rock, Arkansas  72201

Entergy Arkansas Restoration Funding, LLC
425 West Capitol Avenue
27th Floor
Little Rock, Arkansas  72201

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Rating Services,
   A division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Fitch Ratings
One State Street Plaza
New York, New York  10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

SCHEDULE B

TRANSACTION DOCUMENTS

1.
Indenture, dated as of August 18, 2010, as amended and supplemented by the first Series Supplement, dated as of August 18, 2010 (collectively, the "Indenture"), between Entergy Arkansas Restoration Funding, LLC, a Delaware limited liability company (the "Issuer"), and The Bank of New York Mellon, as Indenture Trustee and Securities Intermediary, providing for the issuance and sale on the date hereof by the Issuer of $124,100,000 aggregate principal amount of the Issuer's Senior Secured Storm Recovery Bonds (the "Bonds");

2.	Storm Recovery Property Purchase and Sale Agreement, dated as of August 18, 2010, (the "Sale Agreement") between Entergy Arkansas, Inc., an Arkansas corporation ("EAI"), and the Issuer;

3.	Bill of Sale, dated as of August 18, 2010, from EAI in favor of the Issuer;

4.	UCC-1 Financing Statement, naming EAI, as assignor, and the Issuer, as assignee, filed with the Arkansas Secretary of State (the "Transfer Financing Statement") on August 16, 2010;

5.
UCC-1 Financing Statement, naming the Issuer, as debtor, and the Trustee, as financing party, filed with the Arkansas Secretary of State (the "Security Interest Financing Statement") on August 16, 2010;

6.
UCC-1 Financing Statement, naming EAI, as debtor, the Issuer, as financing party/purchaser/assignor, and the Trustee, as assignee of financing party, filed with the Arkansas Secretary of State (the "Back-Up Security Interest Financing Statement") on August 16, 2010;

7.	Letter, dated August 18, 2010, from the Issuer authorizing the pre-filing of the Security Interest Financing Statement;

8.	Letter, dated August 18, 2010, from EAI and the Issuer authorizing the pre-filing of the Transfer Financing Statement and the Back-Up Security Interest Financing Statement;

9.	Storm Recovery Property Servicing Agreement, dated as of August 18, 2010, between the Issuer and EAI;

10.	Administration Agreement, dated as of August 18, 2010, between the Issuer and EAI; and

11.	Underwriting Agreement, dated as of August 11, 2010, between EAI, the Issuer, and Morgan Stanley & Co. Incorporated, as underwriter.